As filed with the Securities and Exchange Commission on August 17, 2009
Registration No. 333—

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Stone Energy Corporation
(Exact name of registrant as specified in its charter)

Delaware	72-1235413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Andrew L. Gates, III
Senior Vice President, General Counsel and Secretary
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copies to:
Alan P. Baden
Shelley A. Barber
Vinson & Elkins L.L.P.
666 Fifth Avenue
26th Floor
New York, New York 10103
(212) 237-0000
(212) 237-0100 (fax)
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated Filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of Registration
Title of Each Class of Securities to be Registered	Registered(1)	Share(1)	Price (1)	Fee(1)
Common Stock, par value $0.01 per share	5,317,069	$13.11	$69,706,774.59	$3,890.00

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), based on the average of the high and low prices of the Registrant’s common stock as reported by The New York Stock Exchange on August 14, 2009.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 17, 2009
PROSPECTUS
5,317,069 Shares of Common Stock
     The shares of common stock described in this prospectus are being offered for sale from time to time by the selling stockholder named herein who acquired the shares in connection with our acquisition of Bois d’Arc Energy, Inc. The selling stockholder may sell the common stock at various times and in various types of transactions, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The common stock covered by this prospectus may be sold at market prices prevailing at the time or at negotiated prices. See “Plan of Distribution.”
     The selling stockholder will receive all of the proceeds from any sales. We will not receive any of the proceeds. The selling stockholder will pay all brokerage fees and commissions and similar sale-related expenses. We are only paying expenses relating to the registration of the shares with the Securities and Exchange Commission.
     Our common stock is listed on the New York Stock Exchange under the symbol “SGY.” On August 14, 2009, the last reported sale price of our common stock on the New York Stock Exchange was $13.15 per share.
     You should carefully consider the risk factors on page 6 of this prospectus in evaluating an investment in our common stock.
     Our principal executive offices are located at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, and our telephone number at our principal executive offices is (337) 237-0410.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is      , 2009

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling stockholder may, from time to time, sell the securities covered by this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered by the selling stockholder. Each time the selling stockholder sells securities, the selling stockholder is required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.
     Additional information about us, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information.” You are urged to read this prospectus carefully, including the “Risk Factors,” and our SEC reports in their entirety before investing in our common stock.
     Unless this prospectus otherwise indicates or the context otherwise requires, the terms “we,” “our,” “us,” “Stone” or other similar terms as used in this prospectus refer to Stone Energy Corporation and its subsidiaries.
WHERE YOU CAN FIND MORE INFORMATION
     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov and at our website at http://www.stoneenergy.com. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges.
     We are incorporating by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and until all offerings under the registration statement that includes this prospectus are terminated.
•	Annual Report filed on Form 10-K for the fiscal year ended December 31, 2008;

•	Quarterly Reports filed on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009;

•	Current Reports on Form 8-K filed on February 9, 2009, March 9, 2009, March 27, 2009, April 8, 2009, April 30, 2009, June 3, 2009 and June 16, 2009; and

•	Description of Stone’s capital stock contained in Stone’s registration statement on Form 8-A filed on June 11, 1993 and Stone’s registration statement on Form S-3 filed on May 5, 2009, as amended by Stone’s registration statement on Form S-3 filed on May 15, 2009.
     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     You may request a copy of any of the documents summarized in this prospectus or incorporated by reference in this prospectus, at no cost, by writing or telephoning us at the following address and phone number:
Mr. Andrew L. Gates, III
Senior Vice President, Secretary and General Counsel
Stone Energy Corporation
625 E. Kaliste Saloom Road
Lafayette, Louisiana 70508
(337) 237-0410
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
     The information in this prospectus and in the documents incorporated by reference includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus and in the documents incorporated by reference.
     Forward-looking statements appear in a number of places and include statements with respect to, among other things:
•	any expected results or benefits associated with our acquisitions;

•	estimates of our future oil and natural gas production, including estimates of any increases in oil and gas production;

•	planned capital expenditures and the availability of capital resources to fund capital expenditures;

•	our outlook on oil and gas prices;

•	estimates of our oil and gas reserves;

•	any estimates of future earnings growth;

•	the impact of political and regulatory developments;

•	our outlook on the resolution of pending litigation and government inquiry;

•	estimates of the impact of new accounting pronouncements on earnings in future periods;

•	our future financial condition or results of operations and our future revenue and expenses;

•	our access to capital and our anticipated liquidity;

•	estimates of future income taxes; and

•	our business strategy and other plans and objectives for future operations.
     We caution you that these forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and natural gas. These risks include, but are not limited to:
•	commodity price volatility;

•	domestic and worldwide economic conditions;

•	the availability of capital on economic terms to fund our capital expenditures and acquisitions;

•	our level of indebtedness;

•	declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our bank credit facility and ceiling test write-downs and impairments;

•	our ability to replace and sustain production;

•	the impact of the current financial crisis on our business operations, financial condition and ability to raise capital;

•	the ability of financial counterparties to perform or fulfill their obligations under existing agreements;

•	third party interruption of sales to market;

•	inflation;

•	lack of availability of goods and services;

•	regulatory and environmental risks associated with drilling and production activities;

•	drilling and other operating risks;

•	unsuccessful exploration and development drilling activities;

•	hurricanes and other weather conditions;

•	the adverse effects of changes in applicable tax, environmental and other regulatory legislation;

•	the uncertainty inherent in estimating proved oil and natural gas reserves and in projecting future rates of production and timing of development expenditures; and

•	the other risks described in this prospectus and the documents we incorporate by reference.
     Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data and the interpretation of that data by geological engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, these revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates are generally different from the quantities of oil and natural gas that are ultimately recovered.
     Should one or more of the risks or uncertainties described above or elsewhere in this prospectus or in the documents incorporated by reference occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement or any forward-looking statement except as required by law.
     All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

STONE ENERGY CORPORATION
     We are an independent oil and gas company engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. On August 28, 2008, we completed the acquisition of Bois d’Arc Energy, Inc. (“Bois d’Arc”) in a cash and stock transaction totaling approximately $1.7 billion. Bois d’Arc was an independent exploration company engaged in the discovery and production of oil and natural gas in the Gulf of Mexico. We are also active in the Appalachia region. Prior to November 30, 2008, we participated in an exploratory joint venture in Bohai Bay, China. Our business strategy is to increase reserves, production and cash flow through the acquisition, exploitation and development of mature properties in the Gulf Coast Basin and exploring opportunities in the deep water environment of the Gulf of Mexico, Appalachia and other potential areas.
     We were incorporated in 1993 as a Delaware corporation. Our corporate headquarters are located at 625 E. Kaliste Saloom Road, Lafayette, Louisiana 70508, and our telephone number is (337) 237-0410. Our website is located at www.stoneenergy.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website, and you should not consider it to be part of this prospectus.

RISK FACTORS
     An investment in our common stock involves a significant degree of risk. Before you invest in our common stock you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors included in this prospectus and the documents we incorporate by reference. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Also, please read “Cautionary Statement Regarding Forward-Looking Statements.”
Risks Related to Investing in Our Common Stock
The market price of our common stock has historically experienced volatility.
     The market price of our common stock has historically experienced fluctuations, including volatility that resulted in our common stock trading at historically high market prices during the 52 week period ended August 14, 2009 ($53.25 per share for the high) followed by significant decreases in the market prices ($1.55 per share for the low). The market price of our common stock is likely to continue to be volatile and subject to fluctuations in response to commodity price volatility, market, and other factors, including the other risk factors incorporated by reference in this prospectus. Volatility or depressed market prices of our common stock could make it difficult for you to resell shares of our common stock at attractive prices.
We may issue shares of preferred stock with greater rights than our common stock.
     Our certificate of incorporation authorizes our board of directors to issue one or more series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued may rank ahead of our common stock in terms of dividends, liquidation rights, or voting rights. If we issue preferred stock, it may adversely affect the market price of our common stock.
We do not expect to pay dividends on our common stock.
     We do not expect to pay any dividends on our common stock, in cash or otherwise, in the foreseeable future. We intend to retain any earnings for use in our business. In addition, our bank facility and the indentures concerning our senior subordinated notes restrict our ability to pay dividends on our common stock. In the future, we may agree to further restrictions on our ability to pay dividends.
Additional issuances of equity securities by us would dilute the ownership of our existing stockholders and could reduce our earnings per share.
     We may issue equity in the future in connection with capital raisings, debt exchanges, acquisitions, strategic transactions, or for other purposes. To the extent we issue substantial additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

USE OF PROCEEDS
     All shares of common stock sold pursuant to this prospectus will be sold by the selling stockholder and we will not receive any of the proceeds from such sales.

SELLING STOCKHOLDER
     This prospectus is part of a registration statement that we have filed with the SEC pursuant to a Stockholder Agreement dated April 30, 2008, between us and Comstock Resources, Inc., the selling stockholder (the “Stockholder Agreement”). On August 28, 2008, pursuant to the Agreement and Plan of Merger dated as of April 30, 2008, among Stone, Stone Energy Offshore, L.L.C. and Bois d’Arc, we issued the shares of common stock covered by this prospectus as partial consideration for the shares of Bois d’Arc common stock owned by the selling stockholder. Pursuant to the Stockholder Agreement, the selling stockholder agreed to a one-year lock-up with respect to any of our securities that it owned upon completion of the acquisition, including the shares of our common stock that it received in our acquisition of Bois d’Arc. The selling stockholder also agreed to certain restrictions on transfer of any of our securities that it owned upon completion of our acquisition of Bois d’Arc during the period beginning upon the expiration of the one-year lock-up and the earlier of three years after the effective date of the acquisition and such time as the selling stockholder owns less than 5% of our outstanding voting securities. In addition, for the period beginning upon the effective date of the acquisition and until the earlier of three years after the effective date of the acquisition or such time as the selling stockholder owns less than 5% of our outstanding voting securities, the selling stockholder agreed not to acquire, agree to acquire or make any proposal to acquire any additional shares of our common stock or other securities or property of us or to enter into extraordinary transactions with us or seek to influence the management or control of us.
     As consideration for the selling stockholder’s agreement to be bound by these restrictions, we granted the selling stockholder certain registration rights for the shares of our common stock that the selling stockholder received in the acquisition. Pursuant to these registration rights, the selling stockholder may elect to participate in any underwritten offering conducted by us during the one year lock-up period, subject to customary cut-back rights of the underwriters, and we agreed to use our commercially reasonable efforts to cause a registration statement for the resale from time to time by the selling stockholder of such shares of our common stock to become effective as of the expiration of the one year lock-up period and to be continuously effective thereafter until the earlier of (i) the time that the selling stockholder has sold all of the shares of our common stock received in the acquisition, (ii) the time that the selling stockholder is able to sell all shares of our common stock received in the acquisition and still held by it without restriction under Rule 144(b)(i) under the Securities Act and (iii) the date that is three years following the effective date of the acquisition.
     The registration of these shares does not necessarily mean that the selling stockholder will sell any or all of the shares of common stock offered by it hereunder.
     The following table provides information regarding the beneficial ownership of our common stock by the selling stockholder, as of August 3, 2009. The number of shares set forth in the table below represents all shares of our common stock owned by the selling stockholder.
     The information provided in the table below with respect to the selling stockholder has been obtained solely from the selling stockholder and we have not sought to verify this information. The selling stockholder has indicated to us that it has not had a material relationship with us (other than the transaction under which it acquired the shares of common stock from us) within the three-year period immediately preceding August 3, 2009 and that it is not a broker-dealer admitted to membership in the Financial Industry Regulatory Authority.

Number of
				Shares of	Percentage
	Number of		Number	Common	of Common
	Shares of	Percentage	of Shares	Stock	Stock
	Common	of Common	of	Beneficially	Beneficially
	Stock	Stock	Common	Owned	Owned
	Beneficially	Beneficially	Stock	After	After
	Owned	Owned	Being	Completion	Completion
	Prior to the	Prior to the	Offered	of the	of the
Name of Selling Stockholder	Offering	Offering(1)	Hereby	Offering	Offering(1)
Comstock Resources, Inc.	5,317,069	11.07%	5,317,069	—	—

(1)	Calculated based upon 48,033,051 shares of our common stock outstanding on August 11, 2009.

PLAN OF DISTRIBUTION
     As of the date of this prospectus, we have not been advised by the selling stockholder as to any plan of distribution. The selling stockholder may choose not to sell any of its shares. Distributions of the shares by the selling stockholder, or by its partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by the selling stockholder or other person, or through underwriters, dealers or agents or on any exchange on which the shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares may be sold include:
•	block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resales by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	sales on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of the sale, including The New York Stock Exchange, in the over-the-counter market or through a market maker or into an existing trading market (on an exchange or otherwise) for the shares;

•	underwritten transactions;

•	short sales;

•	in transactions in which broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	privately negotiated transactions;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholder may effect such transactions by selling the shares to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from the selling stockholder and may receive commissions from the purchasers of the shares for whom they may act as agent. Such transactions may be effected by the selling stockholder at fixed prices, which may be changed, prevailing market prices prevailing at the time of sale, varying prices determined at the time of sale, or at negotiated prices. These prices will be determined by the holders of the securities or by agreement between the holders and any broker-dealers who may receive fees or commissions in connection with the sale. The aggregate proceeds to the selling stockholder from the sale of the shares offered by it hereby will be the purchase price of the shares less discounts and commissions, if any. The selling stockholder may agree to indemnify any underwriter, broker-dealer or agent who participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify the selling stockholder and each person who participates as an underwriter in the offering of the shares against certain liabilities, including certain liabilities under the Securities Act. The selling stockholder may indemnify any broker-dealer who participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to pay all reasonable expenses of the registration of the shares offered by this prospectus other than underwriting fees, discounts and selling commissions, if any.

     In connection with sales of the shares under this prospectus, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions who may in turn engage in sales or short sales of the shares in the course of hedging the positions they assume or other sales of shares. The selling stockholder also may sell shares short and deliver them to close out the short positions, or loan or pledge the shares to broker-dealers or other financial institutions who may from time to time effect distributions of the shares or other interests in the shares.
     The selling stockholder and any underwriters, broker-dealers or agents who participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. To the extent any of the selling stockholder are broker-dealers, they are, according to SEC interpretation, “underwriters” within the meaning of the Securities Act. Underwriters are subject to the prospectus delivery requirements under the Securities Act. If the selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities under the Securities Act and the Exchange Act.

LEGAL MATTERS
     The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Vinson & Elkins L.L.P.
EXPERTS
     The consolidated financial statements of Stone Energy Corporation appearing in Stone Energy Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of Stone Energy Corporation’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
     With respect to the unaudited condensed consolidated interim financial information of Stone Energy Corporation for the three-month periods ended March 31, 2009 and March 31, 2008, and for the three and six-month periods ended June 30, 2009 and June 30, 2008, incorporated by reference in this prospectus, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 5, 2009 and August 5, 2009, included in Stone Energy Corporation’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because these reports are not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.
     Certain information with respect to the oil and gas reserves associated with Stone Energy Corporation’s oil and natural gas properties is derived from the reports of Netherland, Sewell & Associates, Inc., an independent petroleum consulting firm, and has been included in this document upon the authority of said firm as an expert with respect to such matters covered by such report and in giving such report.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the various expenses payable by us in connection with the shares of common stock being registered hereby. All of the fees set forth below, except for the SEC registration fee, are estimates.

SEC registration fee	$3,890
Accounting fees and expenses	25,000
Printing expenses	12,500
Legal fees and expenses	37,500
Miscellaneous	7,500

Total	$86,390

Item 15. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), in which Stone Energy Corporation is incorporated, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.
     Article VI of the Bylaws of Stone Energy Corporation provides that indemnification shall be to the fullest extent permitted by the DGCL for all current or former directors or officers of Stone Energy Corporation. It sets out the standard under which Stone Energy Corporation will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this Bylaw is an exclusive method of indemnification.
     We entered into an indemnification agreement with each of our directors and executive officers. The indemnification agreements provide that we indemnify each of our directors and executive officers to the fullest extent permitted by our Certificate of Incorporation, Bylaws and the DGCL. This means, among other things, that we must indemnify the indemnitee against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement that are actually and reasonably incurred in an action, suit or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of Stone Energy Corporation or is or was serving at the request of Stone Energy Corporation as a director, officer, employee or agent of another corporation or other entity if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Stone Energy Corporation and was not otherwise unlawful. Also, the indemnification agreements require that we advance expenses in defending such an action provided that the indemnitee undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification. We will also make the indemnitee whole for taxes imposed on the indemnification payments and for costs in any action to establish indemnitee’s right to indemnification, whether or not wholly successful.
     In general, the disinterested directors on the board of directors or a committee of disinterested directors have the authority to determine an indemnitee’s right to indemnification. However, such determination may also be made by (i) independent legal counsel if there are no disinterested directors or (ii) by our stockholders if the board of directors so directs. In the event of a change of control, the indemnitee’s right to indemnification shall be determined by independent legal counsel.
     The indemnification agreements shall continue until and terminate upon the later of: (i) ten (10) years after the date that Indemnitee shall have ceased to serve as a director or executive officer of the Company or (ii) one (1) year after the final termination of any action, suit or proceeding for which the Indemnitee is entitled to indemnification.
     We carry directors and officers liability coverages designed to insure our officers and directors and those of our subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to us and our subsidiaries for sums paid to directors and officers as indemnification for similar liability.
Item 16. Exhibits.

Exhibit
Number	Description
2.1
Agreement and Plan of Merger, by and among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and Bois d’Arc Energy, Inc., dated as of April 30, 2008 (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated April 30, 2008 (File No. 001-12074)).

2.2
Stockholder Agreement, by and among Stone Energy Corporation and Comstock Resources, Inc., dated as of April 30, 2008 (incorporated by reference to Exhibit 2.2 to the Registrant’s Current Report on Form 8-K dated April 30, 2008 (File No. 001-12074)).

4.1	Certificate of Incorporation of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 33-62362)).

4.2
Certificate of Amendment of the Certificate of Incorporation of Stone Energy Corporation, dated February 1, 2001 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, filed February 7, 2001).

4.3
Amended & Restated Bylaws of Stone Energy Corporation, dated May 15, 2008 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated May 15, 2008 (File No. 001-12074)).

4.4
Indenture between Stone Energy Corporation and JPMorgan Chase Bank dated December 10, 2001 (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-4 (Registration No. 333-81380)).

4.5
Indenture between Stone Energy Corporation and JPMorgan Chase Bank, National Association, as trustee, dated December 15, 2004 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 15, 2004.)

Exhibit
Number	Description
4.6
First Supplemental Indenture, dated August 28, 2008, to the Indenture between Stone Energy Corporation and JPMorgan Chase Bank dated December 10, 2001 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated August 27, 2008 (File No. 001-12074)).

4.7
First Supplemental Indenture, dated August 28, 2008, to the Indenture between Stone Energy Corporation and JPMorgan Chase Bank, National Association, as trustee, dated December 15, 2004 (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated August 27, 2008 (File No. 001-12074)).

4.8
$700,000,000 Second Amended and Restated Credit Agreement between Stone Energy Corporation and the financial institutions named therein, dated August 28, 2008 (incorporated by reference to Exhibit 4.4 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (File No. 001-12074)).

4.9
Amended and Restated Security Agreement, dated as of August 28, 2008, among Stone Energy Corporation and the other Debtors parties hereto in favor of Bank of America, N.A., as Administrative Agent (incorporated by reference to Exhibit 4.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (File No. 001-12074)).

4.10
Amendment No. 1, dated as of April 28, 2009, to the Second Amended and Restated Credit Agreement dated as of August 28, 2008, among Stone Energy Corporation, Stone Energy Offshore, L.L.C. and the financial institutions named therein (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed April 30, 2009 (File No. 001-12074)).

*5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the securities.

*15.1	Letter from Ernst & Young LLP dated August 13, 2009, regarding unaudited interim financial information.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Netherland, Sewell & Associates, Inc.

*23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

*24.1	Powers of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.
Item 17. Undertakings.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
     (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
     (6) That, for purposes of determining any liability under the Securities Act of 1933 each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Stone Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Louisiana, on August 17, 2009.

STONE ENERGY CORPORATION
By:	/s/ Andrew L. Gates, III
	Name:	Andrew L. Gates, III
	Title:	Senior Vice President, General Counsel and Secretary

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Welch, Kenneth H. Beer and Andrew L. Gates, III and each of them, any of whom may act without joinder of the other, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated.

Signature	Title	Date
/s/ David H. Welch David H. Welch	President and Chief Executive Officer and Director (Principal Executive Officer)	August 17, 2009
/s/ Kenneth H. Beer Kenneth H. Beer	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 17, 2009
/s/ J. Kent Pierret J. Kent Pierret	Senior Vice President, Chief Accounting Officer and Treasurer (Principal Accounting Officer)	August 17, 2009

/s/ Robert A. Bernhard Robert A. Bernhard	Director	August 17, 2009
/s/ George R. Christmas George R. Christmas	Director	August 17, 2009
/s/ B.J. Duplantis B.J. Duplantis	Director	August 17, 2009
/s/ Peter D. Kinnear Peter D. Kinnear	Director	August 17, 2009

/s/ John P. Laborde John P. Laborde	Director	August 17, 2009
/s/ Richard A. Pattarozzi Richard A. Pattarozzi	Director	August 17, 2009
/s/ Donald E. Powell Donald E. Powell	Director	August 17, 2009
/s/ Kay G. Priestly Kay G. Priestly	Director	August 17, 2009
/s/ David R. Voelker David R. Voelker	Director	August 17, 2009

EXHIBIT INDEX

Exhibit
Number	Description
*5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the securities.

*15.1	Letter from Ernst & Young LLP dated August 13, 2009, regarding unaudited interim financial information.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of Netherland, Sewell & Associates, Inc.

*23.3	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

*24.1	Powers of Attorney (included on the signature page to this Registration Statement).